Exhibit (d)(2)

FORUM CRE INCOME FUND

A DELAWARE STATUTORY TRUST

Class W Shares Minimum Permitted Purchase Requirement is $50,000	Class I Shares Minimum Permitted Purchase Requirement is $50,000

SUBSCRIPTION DOCUMENTS BOOKLET

EACH SUBSCRIBER MUST EXECUTE ALL APPLICABLE DOCUMENTS IN THIS BOOKLET AND SUBMIT THE ENTIRE BOOKLET TO PURCHASE Class W OR CLASS I SHARES of BENEFICIAL INTEREST (the “SHARES”) OF FORUM CRE INCOME FUND (THE “FUND”).

THIS SUBSCRIPTION DOCUMENTS BOOKLET SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OF SOLICITATION. EXCEPT FOR RESIDENTS OF FLORIDA AND PENNSYLVANIA, SUBSCRIBERS MAY NOT REVOKE THEIR SUBSCRIPTIONS. IF THE SUBSCRIPTION DOCUMENTS INDICATE THAT A SUBSCRIBER DOES NOT MEET THE SUITABILITY STANDARDS ESTABLISHED BY FORUM CAPITAL ADVISORS, LLC (THE “ADVISER”), OR IF FOR ANY OTHER REASON NO OFFER IS MADE BY THE ADVISER, VOIDED SUBSCRIPTION DOCUMENTS, AS WELL AS SUCH SUBSCRIBER’S PAYMENT, IF APPLICABLE, WITHOUT INTEREST OR DEDUCTION, WILL BE RETURNED TO THE SUBSCRIBER. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS SET FORTH IN THE ACCOMPANYING CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN. THE PURCHASE OF SHARES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION DOCUMENTS

Subscriber Instructions

Please ensure all information is accurate and please complete the following:

a)	Private Placement Questionnaire.
b)	Subscription agreement and execute the signature page.
c)	Form W-9 Certification.

Financial Representative Instructions

a)	Please fill out the applicable financial intermediary information on Page 2 and obtain the correct signatures before submitting documents to brokerage firm, IRA custodian (if any), and the Fund.
b)	Payment for Shares must be received with completed subscription documents and may be made by check or wire transfer in U.S. Dollars. Please make all checks payable to “FORUM CRE INCOME FUND.”
c)	If including a check, please note that the Fund does not accept Money Orders, Traveler’s checks, or Third-Party Checks due to anti-money laundering considerations.
d)	Send completed Subscription Documents Booklet along with check or confirmation of wire instructions, as applicable, to the following address:

REGULAR MAIL PACKAGES: FORUM CRE INCOME FUND c/o Ultimus Fund Solutions, LLC P.O. Box 541150 Omaha, NE 68154-9150	OVERNIGHT DELIVERY PACKAGES: FORUM CRE INCOME FUND c/o Ultimus Fund Solutions, LLC 4221 N 2013rd St., Suite 100 Elkhorn, NE 68022

FORUM CRE INCOME FUND

The following section is to be completed by the Financial Intermediary.

Subscriber/Registration Name:

Print Name of Registered Investment Adviser or Broker-Dealer:

Print Name of Financial Intermediary:

Address:

Financial Intermediary Phone #:

Financial Intermediary Email Address:

PARTICIPATING BROKER DEALER OR INVESTMENT ADVISER AFFIRMATION

The undersigned authorized representative of the registered investment adviser, the broker-dealer or other financial intermediary (the “Financial Intermediary”) named below hereby certifies that it has procured this subscription and that it is familiar with the subscribing investor and has determined that it is an accredited investor, as that term is defined by rule 501 under Regulation D of the Securities Act of 1933. The undersigned authorized representative of the Financial Intermediary further warrants that he or she has: (i) acquired recent documentation and performed suitability analysis in accordance with applicable SEC and FINRA rules with respect to this investment and in light of the investor’s needs, objectives, and financial capabilities; (ii) verified that the investor is properly identified; and (iii) discussed the purchase of Shares with the investor, particularly including apprising the subscriber of all pertinent facts with regard to the risks, illiquidity and marketability of the Shares. The undersigned authorized representative of the Financial Intermediary affirms the subscriber is in a financial position to realize the benefits of this investment and can suffer any related loss that may occur.)

The undersigned authorized representative of the Financial Intermediary further represents that, if they are executing the subscription agreement in a representative or fiduciary capacity on behalf of a subscriber, they have the full power and authority to execute and deliver the subscription agreement in such capacity and on behalf of the subscriber or subscribing partnership, trust, estate, corporation, or other entity.

________________________________________	___________________
Financial Intermediary Signature	Date

________________________________________	___________________
Additional Registered Principal Signature (if applicable)	Date

INVESTOR QUESTIONNAIRE

SUBSCRIPTION AMOUNT:

Total Subscription Amount $

The Class of Shares subscribed for is: (select at least one)

☐	Class W Shares	☐	Class I Shares

SUBSCRIBER INFORMATION Please print name(s) in which Shares are to be registered:

Name of Subscriber (Individual, Trust or Entity Name)

Name of 2nd Subscriber (if any) or Trustee/Authorized Signatory

FORM OF OWNERSHIP (select one):

☐ Individual	☐ Partnership
☐ Joint tenancy with right of survivorship	☐ Corporation
☐ Other joint ownership: _____________	☐ LLC
☐ Tenants in Common	☐ 501( c)(3) organization
☐ Trust (except employee benefit trust or IRA)	☐ Employee benefit plan or trust (including IRA)
☐ Charitable Remainder Trust	☐ Other:___________________________

Complete section below based on form of ownership:

Individual

Email Address __________________________________

Phone Number__________________________________

Is this subscriber a U.S. person ___ Yes ___ No

Subscriber Date of Birth

Tax Identification Number _________________________

Citizenship: _____________________________________

Mailing address __________________________________

__________________________________

Domicile address_________________________________

_________________________________

Joint tenancy with right of survivorship

Relationship of the owners __________________________

Mailing address __________________________________

__________________________________

Tenancy in common

Relationship of the owners __________________________

Mailing address __________________________________

__________________________________

Trust

Please attach a copy of the trust instrument, corporate resolution, partnership agreement, or plan agreement.

Is this subscriber a U.S. person ___ Yes ___ No

Tax Identification Number _________________________

Citizenship: _____________________________________

Mailing address __________________________________

__________________________________

Domicile address_________________________________

_________________________________

Date of trust agreement ___________________________

Is this a grantor trust? __ Yes ___ No

Is this subscription permitted, and has it been authorized, under the terms of the trust? ___Yes ___No

Corporation / LLC / 501(c)(3) / Other

Please attach a copy of the trust instrument, corporate resolution, partnership agreement, or plan agreement.

Is this subscriber a U.S. person ___ Yes ___ No

Tax Identification Number _________________________

Citizenship: _____________________________________

Mailing address __________________________________

__________________________________

Domicile address_________________________________

_________________________________

Date of organization _______________________________

Is this subscription permitted, and has it been authorized, under the terms of the trust? ___Yes ___No

SIGNATORIES

Who will sign subscription documents for this investment? ______________________________________

DISTRIBUTION PAYMENTS

Please choose a distribution payment option below. If no option is selected, the distribution will be reinvested to purchase additional shares of the fund.

___ Dividend Reinvestment                  __ ACH direct deposit                   ___ Wire transfer                  __ Check

ACH/Wire

*For electronic deposit of distributions, attach a voided check or instructions from your Financial Institution (a Deposit Ticket does not contain the required ACH information).

Bank Name _______________________________

Routing number ____________________________

Account number ____________________________

Name on account ____________________________

Account type                   __ Checking                   __ Savings

Ownership type                   __ Personal account                  __ Business account

Additional instructions _______________________

BENEFIT PLAN INVESTOR CERTIFICATION (if applicable)

1. Please check the box if applicable:

☐ The Subscriber is:

(i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA, including without limitation governmental and non-U.S. plans, (ii) a plan described in Section 4975 of the Internal Revenue Code (the “Code”), (iii) an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (including but not limited to an insurance company general account), or (iv) an entity that otherwise constitutes a “benefit plan investor” within the meaning of the DOL Regulation Section 2510.3-101 (29 C.F.R. Section 2510.3-101) (any of the foregoing, a “Benefit Plan Investor”).

2. The Subscriber represents and warrants that: (check one)

☐	it is not, and for as long as it has any interest in the Fund will not be, subject to any federal, state, local, non-US or other law or regulation that contains one or more provisions that are substantially similar to any of the fiduciary responsibility or prohibited transaction rules contained in Title I of ERISA or Section 4975 of the Code (“Similar Law”).

☐	it is subject to Similar Law but the purchase and holding of an interest in the Fund do not and will not violate any such Similar Law or subject the Fund’s assets to any such Similar Law.

CUSTODIAN INFORMATION (if applicable) Please print:

Name of Custodian

Custodian Address

Custodian Tax ID

Custodian Account Number

For CUSTODIANS OF QUALIFIED ACCOUNTS (Qualified Accounts Only, including authorized fiduciaries of BENEFIT PLAN INVESTORS and IRA Custodians):

The undersigned warrants that he/she has full power and authority to execute this Agreement on behalf of the named Plan/IRA, and an investment by such Plan/IRA in the Shares offered pursuant to the Offering is not prohibited by the governing documents of the Plan/IRA or by any law applicable to such Plan/IRA.

Signature of Custodian: Name of Plan/ IRA: Signature: Print Name: Custodian: Title: Date:	For Custodian Use – Affix Medallion Signature Stamp Here

ACCREDITED STATUS (initial at least one)

The undersigned investor (the “Subscriber”) represents and warrants that he, she, or it comes within one or more of the categories marked below, and that for any category marked, he, she or it has truthfully set for the factual basis or reason the undersigned comes within that category. Additional documentation is required to verify accredited investor status, and should be submitted as noted below. Third parties, such as a certified public accountant, licensed attorney, registered broker-dealer, or registered investment adviser, may certify the Subscriber’s accredited investor status by reviewing the verifying documentation and providing their information in the Third Party Verification section below. The Subscriber acknowledges that a Subscription Agreement will not be accepted if the required documents (or other documents acceptable to the Company) are not submitted. ALL INFORMATION IN RESPONSE TO THIS QUESTIONNAIRE WILL BE KEPT STRICTLY CONFIDENTIAL. Capitalized terms used in this questionnaire but not otherwise defined herein shall have the respective meanings given to those terms in the accompanying subscription documents.

Please initial each applicable box:

____	1. The Subscriber is a natural person whose individual net worth, or joint net worth with the Subscriber’s spouse (in each case determined by subtracting total liabilities from total assets), at the time of the Subscriber’s purchase exceeds $1,000,000 (excluding the value of the primary residence of such natural person and the related amount of indebtedness secured by such primary residence up to its fair market value).

INCLUDE THE FOLLOWING DOCUMENTATION OR THIRD PARTY VERIFICATION:

Documents dated within the past 3 months verifying your assets, such as bank statements, brokerage statements, certificates of deposit, tax assessments, 3rd party appraisals; and

A credit report of a nationwide credit reporting agency, dated within the past 3 months, showing liabilities.

____ Certification

I certify that the attached documentation of my assets and liabilities is accurate, complete and discloses all information regarding liabilities which would be required to make a determination that my net worth exceeds $1,000,000.

____	2. The Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Subscriber’s Spouse in excess of $300,000 in each of those years and, in either case, has a reasonable expectation of reaching the same income level in the current year.

INCLUDE THE FOLLOWING DOCUMENTATION OR THIRD PARTY VERIFICATION:

IRS tax reporting documents showing my income in excess of $200,000 or, with my spouse, in excess of $300,000 for the past 2 years (e.g., any of the following IRS Forms: W-2, 1099, K-1, and 1040).

____ Certification

I certify that the attached documentation of my income (alone or with my spouse) is accurate and complete. I certify that I or we reasonably expect to earn for the current year the necessary income to meet the status of an accredited investor.

____	3. A natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the U.S. Securities and Exchange Commission has designated as qualifying an individual for accredited investor status on its website as of the date hereof.

____	4. A natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940, as amended (the “1940 Act”), of the issuer of the securities being offered or sold where the issuer is an entity excluded from registration as an investment company in reliance on section 3(c)(1) or (7) of the 1940 Act;

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____	5. The Subscriber is either a tax-exempt organization described in Section 501(c)(3) of the Code, a corporation, or similar business trust or a partnership which was not formed for the specific purpose of acquiring the Shares, and which has a total assets in excess of $5,000,000.

INCLUDE THE FOLLOWING DOCUMENTATION OR THIRD PARTY VERIFICATION:

Audited financial statements, dated within the past three months (or older audited financial statements together with interim unaudited statements dated within the past three months) showing total assets in excess of $5,000,000. Other documentation satisfactory to the Company demonstrating total assets.

____	6. The Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, and the decision to purchase the Shares is directed by a “sophisticated person” as defined in Rule 506(b)(2)(ii) under Regulation D of the Securities Act.

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

____	7. The Subscriber is a revocable trust (including a revocable trust formed for the specific purpose of acquiring the Shares) and the grantor or settlor of such trust is an Accredited Investor.

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

____	8. The Subscriber is an entity in which all equity owners are Accredited Investors. If you initial this category, please note that the Fund may require additional documentation from each equity owner.

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

____	9. The subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act or any “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity (this includes a trust for which a bank acts as trustee and exercises investment discretion with respect to the trust’s decision to invest in the Fund).

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

____	10. The Subscriber is a broker dealer or investment adviser registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

____	11. The Subscriber is an “insurance company” as defined in Section 2(13) of the Securities Act.

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

____	12. The Subscriber is an “investment company” registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a “business development company” as defined in Section (2)(48) of the Investment Company Act.

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

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____	13. The subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

____	14. The Subscriber is a plan, established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and such plan has total assets in excess of $5,000,000.

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

____	15. The Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

____	16. The Subscriber is an employee benefit plan within the meaning of Employee Retirement Income Security Act of 1974, as amended, or ERISA, if the investment decision is made by a plan fiduciary (as defined in section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors.

INCLUDE THE ORGANIZATIONAL OR OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS OR THIRD PARTY VERIFICATION

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THIRD PARTY VERIFICATION

Third parties such as a certified public accountant, licensed attorney, registered broker-dealer, or registered investment adviser may certify as to the accredited investor status of the Subscriber provided they have reviewed the required documentation as described above. Please provide details of the third party below.

THIRD PARTY INFROMATION

Third Party Company Name: ________________________________________________________________

Third Party Name: _______________________________	Title: _______________________________

Phone__________________________________________	Email: ______________________________

Third Party Relationship (Choose One):

☐ Attorney	☐ CPA	☐ Broker Dealer	☐ Registered Investment Adviser

The undersigned Subscriber, for the purposes of permitting Forum CRE Income Fund to verify my status as an “accredited investor” as defined under the Securities Act of 1933, as amended, hereby request the above-named advisor to certify my status as provided below.

Signature of Subscriber: _____________________________________	Date: _______________________

Additional Signature (if required): _____________________________	Date: _______________________

The undersigned advisor hereby certifies that I am a licensed attorney in good standing, a certified public accountant in good standing, a broker-dealer or an investment adviser registered with the Securities and Exchange Commission. I have reviewed the required documentation based on the category chosen by the above named Subscriber. I certify that the Subscriber meets the status of an accredited investor and satisfies the net worth, income or asset criteria as required.

Third Party Signature: ______________________________________	Date: ______________________

FORUM CRE INCOME FUND

SUBSCRIPTION AGREEMENT

1. FORUM CRE INCOME FUND (the “Fund”), a Delaware statutory trust, is hereby offering for sale common shares of beneficial interest of the Fund (the “Shares”), comprised of Class W Shares and Class I Shares, at the prices per Share and on such other terms and conditions as specified in the Fund’s confidential private placement memorandum (the “Memorandum”), the terms of which are specifically incorporated by reference herein. The initial minimum permitted purchase amount is $50,000 for Class W Shares and $50,000 for Class I Shares. Forum Capital Advisors, LLC, the Fund’s investment adviser (the “Adviser”), may, in its sole discretion, accept subscriptions for less than the initial minimum permitted purchase amounts. The Adviser, in its sole discretion, will accept or reject subscriptions within 30 days after receipt of a subscription agreement. A subscription shall be deemed to be accepted by the Fund only when it is signed by a duly authorized officer of the Adviser. The Adviser reserves the right, in its sole discretion, to declare any prospective investor ineligible to purchase Shares.

2. The entire purchase price of Shares subscribed for by an investor will be payable upon subscription. Subscriptions may not be withdrawn once received. The Fund expects to have monthly closings on the last business day of each calendar month.

3. As further provided in the Memorandum, the Fund has been formed to achieve the investment objectives using the investment strategies by making investments in those targeted assets, all as described in the Memorandum. There can be no assurance that these expectations will be met.

4. The undersigned hereby represents and warrants to the Fund and the Adviser that:

(a) The undersigned is an accredited investor (“Accredited Investor”) within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) for the reason(s) set forth in the accompanying Investor Questionnaire.

(b) The undersigned has such knowledge and experience in financial and business matters is capable of evaluating the merits and risks of an investment in the Fund and has the ability to protect its own interests in connection with such investment. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Shares and its authority to invest in the Shares. The undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to its individual net worth, and its investment in the Shares will not cause such overall commitment to become excessive.

(c) The undersigned has received, read and fully understands the Memorandum and all appendices and supplements attached to the Memorandum. Further, the undersigned is basing the decision to invest on the Memorandum and all appendices and supplements attached to the Memorandum and has relied only on the information contained in said materials and have not relied upon any representations made by any other person.

(d) The undersigned has received such information as the undersigned deems necessary in order to make an investment decision with respect to the Shares. The undersigned acknowledges that the undersigned and the undersigned’s advisor(s), if any, have had the right to ask questions of and receive answers from the Fund and its officers and directors, and to obtain such information concerning the terms and conditions of this offering of the Shares, as the undersigned and the undersigned’s advisor(s), if any, deem necessary to verify the accuracy of (i) the information in the Memorandum and (ii) any other information that the undersigned deems relevant to making an investment in the Shares. In making the decision to purchase the Shares, the undersigned relied solely on the information set forth in the Memorandum and any other information obtained by the undersigned directly from the Fund as a result of any inquiries by the undersigned or the undersigned’s advisor(s).

(e) The undersigned understands that an investment in the Shares involves a high degree of risk and it is fully cognizant of and understands all of the risks relating to a purchase of the Shares, including, but not limited to, those risks set forth under “Risk Factors” in the Memorandum, and it is able to take these risks.

(f)  The undersigned is able to bear the substantial economic risks of the undersigned’s investment in the Fund, including a complete loss of its investment in the Shares, and it can afford to hold the Shares for an indefinite period and can afford a complete loss of the undersigned’s investment in the Fund. The undersigned has adequate means of providing for its financial requirements, both current and anticipated, and has no need for liquidity in this investment.

(g) The undersigned has had an opportunity to read and understand the provisions of this Subscription Agreement, to consult with the undersigned’s adviser(s) or counsel regarding the legal, tax and financial impact of an investment in the Shares, as well as the consequences of these provisions and the undersigned has considered the effect of these provisions on the undersigned.

(h) The undersigned confirms that the undersigned is not purchasing Shares as a result of, or pursuant to any registration statement that has been filed by the Fund, and agrees that it shall not duplicate or provide copies of the Fund’s agreement and declaration of trust (the “Declaration of Trust”) or its By-Laws (the “By-Laws”), the Memorandum or this Subscription Agreement to any persons other than the Subscriber’s legal, tax and financial advisers.

(i) The undersigned is acquiring the Shares for the undersigned’s own account and for investment purposes only and (i) has no present intention, agreement or arrangement for the distribution, transfer, assignment, resale or subdivision of the Shares and (ii) not with a view to, or in connection with, any public offering or distribution of the same and without any present intention to sell the same at any particular event or circumstances. The undersigned has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Shares subscribed for which would guarantee the undersigned any profit or against any loss with respect to the Shares.

(j) The undersigned represents that (i) it has been called to the undersigned’s attention that the Fund is newly organized with no history of operations or earnings, and that the undersigned’s investment in the Fund involves a high degree of risk, and (ii) no assurances are or have been made regarding the likelihood of profitable operations by the Fund. The undersigned takes full cognizance of, and understands such risks and has obtained sufficient information to evaluate the merits of an investment in the Fund and the acquisition of Shares.

(k) The undersigned has received no representations or warranties from affiliates, agents, or representatives of the Fund and, in making the undersigned’s investment decision, the undersigned is relying solely on the investigations made by the undersigned. The undersigned confirms that the Fund has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (ii) made any representation to the undersigned regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations.

(l) The undersigned is presently a bona fide resident of the state shown on the Investor Questionnaire accompanying this Subscription Agreement and the address set forth thereon is the undersigned’s true and correct residence. The undersigned has no present intention of becoming a resident of any other state or jurisdiction. If the undersigned is a corporation, partnership, trust, or other entity, it represents and warrants that its principal place of business is within such state.

(m) The undersigned understands that the Adviser, in its sole discretion, may waive or modify the terms of the offering of the Shares and may amend the Memorandum, and in accordance with the terms, set out in the Memorandum, that any such amendment will apply to the Subscriber and in respect of any Shares issued pursuant to this Subscription Agreement.

(n) The information provided to the Adviser, including all information in this Subscription Agreement, is true and correct in all respects as of the date hereof and shall survive such delivery. The undersigned agrees to notify the Adviser immediately if any of the statements or representations and warranties made herein shall become untrue.

(o) The undersigned agrees to be bound by all terms and conditions described herein and adopts individually each and every provision of the Declaration of Trust and the By-Laws governing the Fund, as it may be amended and/or restated from time to time. Additionally, you understand that are granting power of attorney to the Adviser which allows you to be one of our Members even though our shareholders do not actually sign the Declaration of Trust.

(p) If the Subscriber has indicated above that it is a Benefit Plan Investor (or, as applicable, is subject to Similar Law), the Subscriber represents and warrants to and agrees with the Fund as follows:

(i)  The Subscriber’s execution of this Subscription Agreement does not, and the performance of its obligations hereunder (including without limitation, the purchase and holding of the Shares) will not, constitute a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(ii) The decision to purchase the Shares was made by a fiduciary (the “Fiduciary”), for purposes of Section 3(21) of ERISA (or, as applicable, “Similar Law”), which is independent of and unrelated to the Fund, the Adviser, the Placement Agent or any of its or their employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Subscriber.

(iii) The Fiduciary has taken into consideration its fiduciary duties under ERISA (or, as applicable, Similar Law), including, if applicable, the diversification requirements of Section 404(a)(1)(C) of ERISA, in authorizing the plan’s investment in the Shares, and has concluded that such investment is prudent.

(iv) The Subscriber’s investment in the Shares is in accordance with the terms of the Subscriber’s governing instruments and complies with all applicable requirements of ERISA (or, as applicable, Similar Law) and Section 4975 of the Code.

(v) The Fiduciary acknowledges and agrees that it has not relied on, and is not relying on, the investment advice of the Fund, the Adviser, the Placement Agent or any of its or their employees, representatives or affiliates with respect to the Subscriber’s investment in the Shares.

(vi)  The Fiduciary is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Subscriber’s investment in the Shares as contemplated herein,

(vii)  The Fiduciary acknowledges fiduciary status under ERISA (or, as applicable, Similar Law) or the Code, or both, with respect to the investment and is responsible for exercising independent judgment in evaluating the Subscriber’s purchase, holding and/or disposition of an investment in the Shares,

(viii) The Fiduciary agrees that none of the Fund, the Adviser, the Placement Agent nor any of their affiliates have (1) provided any advice or recommendation with respect to the management of any the Shares or the advisability of acquiring, holding, disposing or exchanging any of the Shares, (2) directed any advice specifically to, or rendered any advice based on the particular needs of, the Subscriber, or (3) undertaken to provide impartial investment advice, or to provide advice in a fiduciary capacity.

(ix)  The Fiduciary is aware (A) of the existence and the nature of the Adviser’s financial interests in the Subscriber’s subscription for an investment in Shares, as disclosed in the Memorandum and (B) that the Adviser and its affiliates do not receive a fee or other compensation from the Subscriber for the provision of investment advice.

5. In order to induce the Adviser to accept the subscription of the undersigned, and in consideration of the Adviser’s agreement to serve as the Adviser of the Fund, the undersigned hereby irrevocably constitutes and appoints the president or other governing officer of the Adviser with full power of substitution, the undersigned’s true and lawful attorney for the undersigned and in the undersigned’s name, place, and stead and for the undersigned’s use and benefit, to execute: (i) the Declaration of Trust and the By-Laws, in the form provided to the undersigned or as the same may thereafter be amended; (ii) all certificates and other instruments necessary to qualify or continue the Fund in the jurisdictions where the Fund may be doing business; (iii) all instruments which effect a change or modification of the Fund in accordance with its terms; (iv) any instrument which may be required to be filed by the Fund under the laws of any state or by any governmental agency or which the Adviser deems advisable to file to the extent that such laws require or such governmental agency requires the execution of such instrument by the Shareholders; (v) any documents which may be required in connection with any filing with state securities commissions or other state authorities; (vi) any documents which may be required in connection with borrowing by the Fund, including, without limitation, documents required by any financial institution; (vii) to correct or complete the undersigned’s subscription documents in accordance with the apparent intent thereof; (viii) all conveyances or other instruments or documents necessary, appropriate, or convenient to effect the dissolution and termination of the Fund; (ix) those documents which the Adviser deems necessary, desirable, or beneficial to comply with changes in the federal income tax laws or regulations so as to comport with the original intent of the Declaration of Trust and the By-Laws; and (x) any amendments or modifications of any of the foregoing documents, certificates, applications, or instruments. The undersigned hereby agrees to be bound by any representations made by the Adviser or its authorized agents, employees, or substitutes acting pursuant to this Power of Attorney, and the undersigned hereby waives any and all defenses which may be available to the undersigned to contest, negate, or disaffirm its actions or the actions of its substitutes under this Power of Attorney. The powers herein granted are granted for the sole and exclusive benefit of the undersigned and not on behalf of any other person, in whole or part. This Power of Attorney is hereby declared to be irrevocable and a power coupled with an interest that will survive the death, disability, dissolution, bankruptcy, or insolvency of the undersigned.

6. The undersigned understands and agrees that this subscription may be accepted or rejected by the Adviser, in whole or in part in its sole and absolute discretion, and if accepted, the Shares purchased pursuant hereto will be issued only in the name of the undersigned. The undersigned hereby acknowledges and agrees that this Subscription Agreement may not be canceled, revoked or withdrawn, and that this Subscription Agreement and the documents submitted herewith shall survive (i) changes in the transactions, documents and instruments that are not material, and (ii) death or disability of the undersigned.

7. The undersigned acknowledges that it understands the meaning and legal consequences of the representations and warranties in Paragraph 5 hereof, and that the Adviser has relied upon such representations and warranties, and the undersigned hereby agrees to indemnify, save, pay, insure, defend, and hold harmless the Fund, the Adviser, the Investment Consultant (as defined in the Memorandum), and their respective agents and representatives from and against any and all claims, demands, losses, damages, expenses, or liabilities (including attorneys’ fees) due to or arising out of a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to the undersigned under federal or state securities laws.

8. The undersigned acknowledges that the undersigned is aware that there are substantial restrictions on the transferability of the Shares. Since the Shares will not be, and since the undersigned has no right to require that they be, registered under the Securities Act, the Shares may not become so registered. The undersigned agrees that the Shares may not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act. The undersigned also acknowledges that the undersigned shall be responsible for compliance with all conditions on transfer imposed by the Fund as well as any commissioner of securities of any state and for any expenses incurred by the Fund for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith. The undersigned understands that the Fund is under no obligation to register the Shares or to comply with any applicable exemption under any applicable securities laws with respect to the Shares and that it must bear the economic risk of an investment in the Shares for an indefinite period because it is not anticipated that there will be any market for the Shares and because the Shares cannot be resold unless subsequently registered under applicable securities laws or unless an exemption from such registration is available.

THE SHARES SUBSCRIBED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF ABSENT SUCH REGISTRATION UNLESS, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE ADVISER, SUCH REGISTRATION IS NOT REQUIRED.

9. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, addressed to such address as may be listed on the books of the Fund, or (b) delivered personally at such address. In lieu of delivering any notice or other communication to be given hereunder to the undersigned by any other means, the Adviser may, with the prior written approval of the undersigned, which the Investor may revoke by notice to the Adviser, provide such notice or other communication by means of electronic mail to the electronic mail address specified by the undersigned for such purpose in this Subscription Agreement or to such other electronic mail address as the undersigned shall have last designated by notice to the Fund.

10. The undersigned hereby consents to electronic receipt by email or through a website maintained by the Fund for communications, including financial reports, statements and regulatory notices, if any. In such event, the undersigned understands that an email will be sent in place of paper statements or notices informing the undersigned when and at what electronic address statements may be accessed.

11. This Subscription Agreement will be governed by and construed in accordance with the substantive laws of the State of Colorado without regard to rules thereof relating to conflicts of laws. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes any prior agreements between the parties. This Subscription Agreement may be amended only by a writing executed by the parties. The Shares will be assigned or transferred only in accordance with applicable law and the terms of this Subscription Agreement, the Declaration of Trust, and the By-Laws. This Subscription Agreement will survive the undersigned’s death or dissolution and will be binding upon the undersigned’s successors, heirs, assignees, representatives and distributees.

12. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Shares by the undersigned (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal or state courts located in Denver, Colorado, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Fund and the closing, (ii) changes in the transactions, documents and instruments described in the Offering Documents which are not material or which are to the benefit of the undersigned and (iii) the death or disability of the undersigned.

13. The Subscriber represents, warrants and covenants that it is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, acting, directly or indirectly (a) in contravention of any applicable laws and regulations, including anti-money laundering regulations or conventions, (b) on behalf of terrorist or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the US Treasury Department’s Office of Foreign Assets Control (OFAC) or on any lists or resolutions issued by the Shareed Nations (whether through the Security Council or otherwise) pursuant to which dealings with persons specified therein are prohibited, restricted or discouraged, as such lists may be amended from time to time, (c) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure unless the Adviser, after being specifically notified by the Subscriber in writing that it is such a person, conducts further due diligence and determines that the Subscriber shall be permitted to invest in the Fund, and (d) as trustee, agent, representative or nominee for a foreign shell bank (each such person in (a) to (d), a Prohibited Person).

14. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

15. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[Signature page follows]

The undersigned hereby represents, agrees and certifies that: (1) the undersigned has carefully read and understands the Memorandum, the Subscription Agreement and Declaration of Trust, the By-Laws and Subscription Agreement; (2) all of the information it has provided in this Subscription Agreement is current, truthful and accurate; and (3) the execution of this signature page constitutes the execution of an agreement to be bound by all the provisions of this Subscription Agreement and a power of attorney.

SUBSCRIBER SIGNATURE:

SIGNATURE	SIGNATURE (Joint Subscriber, if any)

DATE	DATE

Print Name Title (if applicable)	Print Name Title (if applicable)

The undersigned, being the Sponsor of the Fund, hereby accepts the Subscriber’s signature on behalf of the Fund.

Accepted By:

FORUM CRE INCOME FUND

By: ___________________________

Name: _________________________

Title: ___________________________

Date: ___________________________

Aggregate Investment Amount $

Purchase Date _____________________

Number of Shares Purchased

Price per Share:

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